Exhibit 99.1

United Rentals, Inc. Five Greenwich Office Park Greenwich, CT 06830 tel: 203 622 3131 fax: 203 622 6080 unitedrentals.com

United Rentals Amends Credit Facility

GREENWICH, Conn. – November 11, 2005 – United Rentals, Inc. (NYSE: URI) today announced that the lenders under its secured credit facility have agreed to allow the company until March 31, 2006, to provide 2004 audited financial statements and final financial statements for 2005 interim periods. This agreement is consistent with the previously announced consent by the company’s bondholders.

As previously announced, the company has delayed reporting final results for 2004 and 2005 interim periods to allow time to review matters relating to the SEC inquiry of the company and complete restatements of self-insurance reserves for 2000 through 2003 and the first nine months of 2004, income tax provisions prior to 2004, and sale-leaseback transactions for 2000 through 2002.

About United Rentals

United Rentals, Inc. is the largest equipment rental company in the world, with an integrated network of more than 740 rental locations in 48 states, 10 Canadian provinces and Mexico. The company’s 13,500 employees serve construction and industrial customers, utilities, municipalities, homeowners and others. The company offers for rent over 600 different types of equipment with a total original cost of $3.96 billion. United Rentals is a member of the Standard & Poor’s MidCap 400 Index and the Russell 2000 Index® and is headquartered in Greenwich, Connecticut. Additional information about United Rentals is available at unitedrentals.com.

The company’s results for 2004 and the first nine months of 2005 have not been finalized and, consequently, the results and other data for these periods are preliminary and subject to change. Certain statements made by the company are forward-looking in nature. These statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “plans,” “intends,” “projects,” “forecasts,” “may,” “will,” “should,” “on track” or “anticipates” or the negative thereof or comparable terminology, or by discussions of strategy or outlook. The company’s business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to, the following: (1) unfavorable economic and industry conditions can reduce demand and prices for the company’s products and services, (2) governmental funding for highway and other construction projects may not reach expected levels, (3) the company may not have access to capital that it may require, (4) any companies that United Rentals acquires could have undiscovered liabilities and may be difficult to integrate, (5) rates may increase less than anticipated or costs may increase more than anticipated, (6) the audit of the company’s 2004 results has not yet been completed and, accordingly, previously announced data for 2004 are preliminary and subject to change, (7) the company’s results for the first three quarters of 2005 have not been finalized and, consequently, are preliminary and subject to change, (8) the evaluation and testing of the company’s internal

Rentals • Sales • Service • Supplies

controls over financial reporting have not yet been completed and additional material weaknesses may be identified, (9) the company may incur significant expenses in connection with the SEC inquiry of the company, the related internal review and the class action lawsuits and derivative actions that were filed in light of the SEC inquiry, (10) there can be no assurance that the outcome of the SEC inquiry or internal review will not require changes in the company’s accounting policies and practices, restatement of financial statements, revisions of preliminary results or guidance, and/or otherwise be adverse to the company, (11) the company may be unable to deliver financial statements or make SEC filings within the time period required by its lenders or the indentures governing various securities, as amended, and (12) the estimated impact of expected restatements is preliminary and may change based upon additional analysis by the company or its auditors. Certain of these risks and uncertainties, as well as others, are discussed in greater detail in the company’s filings with the SEC. The company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.

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Contact:
Chuck Wessendorf
VP, Investor Relations and
Corporate Communications
United Rentals, Inc.
(203) 618-7318
cwessendorf@ur.com